Exhibit 99.1

Orange 21 Inc. Announces Un-audited Results for 2004 and Issues Full Year 2005 Guidance.

Conference Call set for 6:30 p.m. ET, Today, Thursday, February 17, 2005

Orange 21 Inc. (Nasdaq: ORNG)

CARLSBAD, California [BUSINESS WIRE] — February 17, 2005 — Orange 21 (Nasdaq:ORNG), today announced selected un-audited financial results for the year ended December 31, 2004.

The Company expects to report net sales for 2004 of approximately $33.5 million, representing a 22% increase over the Company’s net sales of $27.4 million for 2003.  For 2004, the Company expects to report net income of approximately $800,000, a 60% increase over net income for 2003.  These results are un-audited and remain subject to adjustments or changes that may be identified in connection with the Company’s audit.

Initial Outlook for 2005

At this time, the Company also issued initial 2005 financial guidance.  On a full-year basis, the Company expects net sales for 2005 to increase by approximately 25% - 30%.

“We are very pleased with our year-end 2004 results, particularly as a new public company.  The strong performance is a reflection of the continued execution of our focused strategy,” said Barry Buchholtz, CEO.  “Due to Spy Optic’s strong growth opportunities in Europe, we have decided to expedite our investment in this marketplace.  As a result, and as we outlined last month in our press release dated January 28, 2005, we have made the decision to transition to a dealer direct distribution program from a distributor program in Italy and France.  Although this transition will involve upfront costs to the Company, we believe that it represents significant long-term strategic benefits to the Company and is necessary to achieve our growth plans for the European market.”

On a full-year basis for 2005, the Company expects earnings per share growth of approximately 70% to 90%.   Historically, the Company has incurred a loss in Q1 due to lower revenue levels comparative to other quarters and due to front end loaded sales and marketing expenses.  This has not changed and we would expect the same for this year.

Investor Conference Call

Orange 21 will host a conference call today, Thursday, February 17, 2005 at 6:30 pm ET to discuss its preliminary un-audited financial results for 2004 and to answer questions.  To listen to the conference call live via the internet, visit www.orangetwentyone.com.  Please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software.  A replay will be available on Orange 21’s website.  Alternatively, you may listen in by telephone to the conference call by dialing 888-202-2422 (international callers can dial 913-981-5592).  A replay will be available beginning at 9:30 p.m. ET by calling 888-203-1112, password: 6528457.

About Orange 21

Orange 21 develops brands that produce premium optical products.  Orange 21’s brands include Spy Optic, which manufactures sunglasses and goggles targeted towards the action sports and youth lifestyle market, and E Eyewear, which manufacturers the signature Dale Earnhardt, Jr. sunglass line.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements and forecasts about Orange 21 and its business, such as management’s net sales and earnings estimates for 2005.  Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets.

Statements in this press release regarding financial guidance, Mr. Buchholtz’s statements and any other statements in this press release that refer to Orange 21’s estimated and anticipated future results, are forward-looking statements.  All forward-looking statements in this press release reflect Orange 21’s current analysis of existing trends and information and represent Orange 21’s judgment only as of the date of this press release.  Actual results may differ from current expectations based on a number of factors affecting Orange 21’s businesses including but not limited to adjustments made pursuant to the final audit by our outside auditors; uncertainties associated with Orange 21’s ability to maintain a sufficient supply of products and to successfully manufacture its products; the performance of new products and continued acceptance of current products; the execution of strategic initiatives and alliances; Orange 21s; product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect Orange 21’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Orange 21 disclaims any intent or obligation to update these forward-looking statements.

Further information on potential risk factors that could affect Orange 21’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Registration Statement on Form S-1 declared effective on December 13, 2004. Undue reliance should not be placed on forward-looking statements.

CONTACT:

Michael Brower, CFO

Orange 21

760.804.8420

Andrew Greenebaum — Investor Relations

Integrated Corporate Relations

310.395.2215